UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2025

CROWN ELECTROKINETICS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39924	47-5423944
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of principal executive offices, including Zip Code)

(458) 212-2500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 1 to Merger Agreement

As previously disclosed in the Current Report on Form 8-K filed by Crown Electrokinetics Corp., a Delaware corporation (the “Company”), on June 9, 2025, on June 6, 2025, the Company, Crown EK Acquisition LLC, a Delaware limited liability company (“Parent”), and Crown EK Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, subject to the terms of the Merger Agreement, Purchaser will commence a cash tender offer (the “Offer”) to purchase all the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Shares”).

On July 2, 2025, the Company, Parent and Purchaser entered into Amendment No. 1 to the Merger Agreement (the “Amendment”) to extend the date by which Parent and Purchaser must commence the Offer to July 15, 2025. The Amendment also extended the time by which Parent and Purchaser (as applicable) must deposit the sum of $500,000 with Wilmington Trust National Association (the “Default Escrow Agent”) and deposit with the depositary for the Offer (the “Depositary”) at least $5,474,556, in each case to the earlier of the commencement of the Offer and 5:00 p.m. (EST) on July 15, 2025. Immediately prior to the execution and delivery of the Amendment, Parent, Purchaser and Douglas Croxall, the Company’s Chief Executive Officer and the ultimate beneficial owner of Parent and Purchaser, executed and delivered the Default Note (as defined below) to the Company. The Amendment provides that such Default Note will be returned to Douglas Croxall and cancelled upon Parent making timely deposit of the $500,000 with the Default Escrow Agent.

A copy of the Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Default Note

On July 2, 2025, in connection with the Amendment, Parent, Purchaser and Douglas Croxall, the Company’s Chief Executive Office and the ultimate beneficial owner of Parent and Purchaser, issued a promissory note in the principal amount of $500,000 (the “Default Note”) to the Company. The Default Note bears interest at a fixed rate of six percent (6%) per annum, compounded daily. The aggregate unpaid principal amount of the Default Note, all accrued interest, and all other amounts payable under the Default Note are due on or before the earlier of (i) September 30, 2025 and (ii) any failure of Parent to cause the sum of $500,000 to be deposited with the Default Escrow Agent, no later than July 15, 2025, or Parent or Purchaser to cause at least $5,474,556 to be deposited with the Depositary (as defined in the Merger Agreement), no later than July 15, 2025. The Default Note is subject to default interest at a fixed rate of 8% per annum and includes customary events of default, representations, warranties and covenants.

The foregoing description of the Default Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Default Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of July 2, 2025, among Crown Electrokinetics Corp., Crown EK Acquisition LLC and Crown EK Merger Sub Corp.
10.1	Default Note, dated July 2, 2025, issued by the Company to Crown EK Acquisition LLC, Crown EK Merger Sub. Corp and Douglas Croxall
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN ELECTROKINETICS CORP.

By:	/s/ Doug Croxall
Name:	Doug Croxall
Title:	Chief Executive Officer

Dated: July 7, 2025

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